RETENTION BONUS AGREEMENT

         This Retention Bonus Agreement (the "Agreement") is made by and between _____________ ("Executive") and Furr's Restaurant Group, Inc., a Delaware corporation (the "Company") on ____________, 2001.

RECITALS

        The Company desires to maintain the services of Executive and Executive desires to continue to provide services to the Company.

        The Company and Executive desire this Agreement to insure the establishment and maintenance of sound and vital management in protecting and enhancing the best interest of the Company and its shareholders during the time that the Company is selecting a new Chief Executive Officer.

         Now, therefore, the parties to this Agreement agree as follows.

1.     Employment

        This Agreement is not intended to and does not constitute an employment agreement between the Company and Executive. The Company and Executive acknowledge and agree that the employment relationship that exists between the Company and Executive is “at will.” Nothing contained in this Agreement affects any right of the Company or Executive to terminate employment at any time, nor creates any rights to employment on the part of Executive.

2.     Compensation

         In recognition of the increased responsibility of Executive during the period in which the Company searches for and selects a new Chief Executive Officer, Executive will be paid a bonus (the "Retention Bonus") equal to twenty percent (20%) of Executive's monthly base compensation accruing during the period beginning on June 26, 2001 and ending on the earlier of December 31, 2001 and the date that a successor Chief Executive Officer commences work at the Company's executive offices (the "New CEO Hire Date"). The Retention Bonus will be paid on the earlier of (a) One Hundred Twenty (120) days following the New CEO Hire Date, provided that Executive continues to be employed by the Company on that date, and (b) upon the termination of Executive's employment by the Company for a reason other than Cause. The Retention Bonus contemplated by this Agreement is payable in a lump sum, subject to withholding pursuant to the Company's normal payroll practices.

3.     Severance

        In the event that Executive’s employment is terminated by the Company for a reason other than Cause during the period commencing on the date of this Agreement and ending six months following the New CEO Hire Date, Executive shall be entitled to receive (i) Executive’s current base compensation through the date of termination; (ii) an amount equal to the “2001 Pro Rata Bonus” if the date of Executive’s termination of employment is on or prior to December 31, 2001, or an amount equal to the “2002 Pro Rata Bonus” if the date of Executive’s termination of employment is after December 31, 2001; (iii) the amount of the Retention Bonus accrued to the date of termination; and (iv) an amount equal to six (6) months base compensation as then in effect (the “Severance Payments”). Severance Payments, other than the 2001 Pro Rata Bonus, if applicable, required by this Section 3 are payable in a lump sum, subject to withholding pursuant to the Company’s normal payroll practices. The 2001 Pro Rata Bonus means a portion of the bonus that Executive would be entitled to receive pursuant to participation in the Company’s 2001 cash bonus program for executives had Executive’s employment continued through the payment date of such bonus (the “Full 2001 Bonus”), which will be equal to the number of calendar days Executive was employed during 2001 divided by 365 multiplied by the amount of the Full 2001 Bonus, which will be payable to Executive at the time that bonuses attributable to the Company’s 2001 cash bonus program for executives are paid generally. The 2002 Pro Rata Bonus means a portion of the bonus that Executive would be entitled to receive pursuant to participation in the Company’s 2002 cash bonus program for executives had Executive’s employment continued through the payment date of such bonus (the “Full 2002 Bonus”), which will be based upon the performance of the Company in achieving the objectives of the 2002 cash bonus program through the last day of the month preceding the date of termination of Executive’s employment (for example, if Executive is to receive a bonus of 20% of his or her base compensation of $100,000 if the Company’s EBITDA goal for 2002 is achieved, and Executive’s employment is terminated by the Company without Cause on April 20, 2002, if the Company’s EBITDA through March 31, 2002 is at budget, Executive will be paid an amount equal to $25,000 (3 months base compensation) multiplied by 20%, or $5,000, which will be payable upon the date of Executive’s termination of employment, or as promptly thereafter as it may be determined).

4.     Definitions

         "Cause" as used in this Agreement means any one or more of the following events:

        (i)     Executive fails to devote substantially all of Executive’s full business time, attention, and energies to the business of the Company or to discharge the duties faithfully, diligently, to the best of Executive’s abilities, and in a manner consistent with those duties normally associated with the position of Executive, and such failure continues for a period of ten business days after Executive receives written notice setting forth with reasonable specificity the nature of such failure.

        (ii)     Executive fails to follow a directive of the Board of Directors or the Chief Executive Officer and such failure continues for a period of ten business days after Executive receives written notice setting forth with reasonable specificity the nature of such failure.

        (iii)     Executive willfully engages in conduct that is significantly injurious to the Company, financially or otherwise.

         (iv)    Executive is convicted of a crime involving moral turpitude.

5.     Confidentiality and Property.

        (a)     Executive represents and agrees that, except as specifically authorized in writing by the Company or as may be required for Executive to obtain advice regarding this Agreement from professional advisors who agree to observe the confidentiality restrictions applicable to Executive hereunder, Executive will not disclose the existence or terms of this Agreement to any person or entity.

        (b)     Executive acknowledges that all customer, supplier and distributor lists, trade secrets, plans, production techniques, sales, marketing and expansion strategies, and technology and process of the Company and its Affiliates, as they may exist from time to time, and information concerning the products, services, production, development, technology and all technical information, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers of the Company and its Affiliates are valuable, special, and unique assets of the Company and its Affiliates (collectively, “Confidential Information”). Executive acknowledges that access to and knowledge of the Confidential Information is essential to the performance of Executive’s duties under this Agreement. Executive represents and agrees that, except as specifically authorized in writing by the Company or in connection with the performance of Executive’s duties, Executive will not (i) disclose any Confidential Information to any person or entity or (ii) make use of any Confidential Information for Executive’s own purposes or for the benefit of any other person or entity, other than the Company.

        (c)     Executive acknowledges and agrees that all manuals, drawings, blueprints, letters, notes, notebooks, reports, books, procedures, forms, documents, records, or paper or copies thereof used in connection with the operations or business of the Company made or received by Executive or made known to Executive in any way in connection with Executive’s employment and any other Confidential Information are and will be the exclusive property of the Company. Executive agrees not to copy or remove any of the above from the premises or custody of the Company, or disclose the contents thereof to any other person or entity, other than as may be required in order for Executive to perform the duties under this Agreement. Executive acknowledges that all such papers and records will at all times be subject to the control of the Company, and Executive agrees to surrender the same upon request of the Company, and will surrender such no later than any termination of employment with the Company, whether voluntary or involuntary. The Company may notify anyone employing Executive at any time of the provision of this Agreement.

6.     Restrictive Covenant

        The increased responsibilities of Executive as referred to above in Section 2 will result in Executive being furnished with certain confidential information, to which he was not previously entitled. The Company shall provide such confidential information immediately upon and following the execution of this Agreement by Executive.

        In addition to any other covenants or agreements to which Executive may be subject during Executive’s employment by the Company, and in consideration of the agreements and obligations of the Company set forth in this Agreement, during the term of Executive’s employment and for a period of six (6) months from the date of the Executive’s termination of employment for any reason (the “Noncompete Period”), Executive will not, directly or indirectly, either as an individual or as an employee, officer, director, shareholder, partner, adviser, or consultant, or in any capacity whatsoever:

        (a)     conduct or assist others in conducting any business that is in competition with the Business of the Company (as defined below) or any of its Affiliates (as defined below) which are engaged in Business substantially similar to the Business of the Company within twenty-five (25) miles of any geographic location in the United States and any other nation where the Company or any of its Affiliates operates its restaurants;

        (b)     recruit, hire, assist others in recruiting or hiring, discuss employment or refer to others for employment (collectively referred to as “Recruiting Activity”) any person who is, or within the 12 month period immediately preceding the date of any such Recruiting Activity was, an employee of the Company or any of its Affiliates, in each case without the prior consent of the Company, which may not be unreasonably withheld; or

        (c)     approach or solicit any vendor of the Company for the purpose of competing with the Company or causing, directly or indirectly, any such person to cease doing business with the Company.

For the purpose of this Agreement, the “Business of the Company” means the business of owning, operating, managing, consulting or otherwise advising restaurants, diners, cafes, cafeterias or other eating establishments offering buffets or a-la-cartes or “all you can eat” cafeteria style meals, in each case at a comparable price point to that offered by the Company, that are competitive with any products served, produced or sold by the Company. The term “Affiliates” means all subsidiaries of the Company and each person or entity that controls, is controlled by, or is under common control with the Company. It is understood and agreed that the scope of each of the covenants contained in this Section 6 is reasonable as to time, area, and persons and is necessary to protect the legitimate business interest of the Company. It is further agreed that such covenants will be regarded as divisible and will be operative as to time, area and persons to the extent that they may be operative. The terms of this Section 6 shall not apply to the ownership by Executive of less than 5% of a class of equity securities of an entity, which securities are publicly traded on the New York Stock Exchange, the American Stock Exchange, the National Market System of the National Association of Securities Dealers Automated Quotation System or other national market system. The provisions of this Section 6 will survive any termination or expiration of this Agreement.

7.     Injunctive Relief, Arbitration

        (a)     Executive acknowledges that a remedy of law for any breach or attempted breach of Sections 5 or 6 of this Agreement by Executive will be inadequate, agrees that the Company will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach of such sections by Executive, and agrees not to use as a defense that the Company has an adequate remedy at law. Notwithstanding paragraphs (b), (c), and (d) below, Sections 5 and 6 of this Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise, which remedies shall be determined by binding arbitration as provided below. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any others or further exercise thereof or the exercise of any other right or remedy.

        (b)     Executive and the Company acknowledge and agree that any claim or controversy arising out of or relating to this Agreement or the breach of this Agreement, or any other dispute arising out of or relating to the employment of Executive by the Company, other than claims described in paragraph (a) above, shall be settled by final and binding arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of the claim or controversy arises. Executive and the Company further acknowledge and agree that either party must request arbitration of any claim or controversy within one year of the date the claim or controversy accrues or first arises by giving written notice of the party’s request for arbitration by certified U.S. mail or personal delivery addressed to the Company’s principal business address or to Executive’s last known address reflected in the Company’s personnel records. Notice shall be effective upon delivery or mailing. Failure to give notice of any claim or controversy within ninety days shall constitute a waiver of the claim or controversy.

        (c)     All claims or controversies subject to arbitration shall be submitted to arbitration within six months from the date the written notice of a request for arbitration is effective. All claims or controversies shall be resolved by a panel of three arbitrators who are licensed to practice law in the State of Texas and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceeding. The parties shall be responsible for paying their own attorneys’ fees, if any.

        (d)     The Company and Executive agree that the arbitration provisions in the preceding paragraphs may be specifically enforced by either party and by any court of competent jurisdiction. The Company and Executive further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

8.     Term.

        The term of this Agreement is one year from the date of this Agreement. Upon any termination of Executive’s employment, the provisions of Sections 3, 5, 6 and 7 of this Agreement will survive and continue in full force and effect.

9.     Binding Nature

        The rights and obligations of the Company under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of the Company.

10.   Severability

        If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable, or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable, or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

11.   Governing Law

        THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICT-OF-LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

12.   Notices

        All notices which are required or may be given pursuant to this Agreement will be in writing and mailed or delivered to the addresses set forth on the signature page of this Agreement or to such other address as either party will request of the other in writing. All notices will be deemed to be effective upon delivery to any agent for personal delivery or upon mailing.

13.   Entire Agreement

        This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement, except for any option agreements by and between the Company and Executive. All prior agreements with respect to the subject matter of this Agreement are expressly superseded by this Agreement. No change, waiver, or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced.

        IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.

         THE COMPANY:

         FURR'S RESTAURANT GROUP, INC.

         Phil Ratner
         President and Chief Executive Officer

         Address:

         EXECUTIVE::

         Print Name:

         Address: